Exhibit 99.906 CERT

CERTIFICATION

I, Thomas W. Grant, principal executive officer of Pax World Balanced Fund, Inc. (the “Registrant”), certify that to my knowledge:

1.                                     The Form N-CSR of the Registrant for the period ended December 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                     The information contained in the Form N-CSR of the Registrant for the period ended December 31, 2005 fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	March 10, 2006

/s/ Thomas W. Grant
Thomas W. Grant
President (Principal Executive Officer)

I, Janet Lawton Spates, principal financial officer of Pax World Balanced Fund, Inc. (the “Registrant”), certify that to my knowledge:

1.                                     The Form N-CSR of the Registrant for the period ended December 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                     The information contained in the Form N-CSR of the Registrant for the period ended December 31, 2005 fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	March 10, 2006

/s/ Janet Lawton Spates
Janet Lawton Spates
Treasurer (Principal Financial Officer)

12